Press Release Exhibit 99.1

     Acuity Brands Reports Fiscal 2020 Fourth Quarter Results and Full-Year Results

ATLANTA, October 8, 2020 - Acuity Brands, Inc. (NYSE: AYI) (“Company”) today announced results for the fourth quarter and fiscal year ended August 31, 2020. Fourth quarter net sales were $891 million, a decrease of 5.0% compared with the prior-year period. Gross profit margin of 42.1% remained flat compared with the prior-year period. Operating profit margin of 11.9% decreased 200 basis points and adjusted operating profit margin of 14.7% decreased 90 basis points compared with the prior-year period. Diluted earnings per share (EPS) of $1.87 decreased by 22.7% and adjusted diluted EPS of $2.35 decreased by 14.5% compared with the prior-year period. For fiscal year 2020, net cash provided by operating activities of $505 million increased $10 million, or 2.0%, compared with the prior-year period.
Neil Ashe, President and Chief Executive Officer of Acuity Brands, commented, “Our company achieved strong financial results in the fourth quarter despite the backdrop of a weak market environment associated with the COVID-19 pandemic which continues to negatively impact our end markets. We were able to manage to a 5% decline in sales while balancing a strategic investment in price and maintaining our gross profit margins. The fiscal year 2020 full-year net cash from operating activities was a record $505 million as we effectively managed our working capital in this challenging environment.”
Fiscal 2020 Fourth Quarter Results
Fiscal 2020 fourth quarter net sales of $891 million decreased 5.0% compared with the prior-year period due to an approximate 4% decrease in volume largely resulting from the negative impact on demand due to the COVID-19 pandemic as well as an estimated 4% net unfavorable change in product prices and mix of products sold (“price/mix”). These negative changes were partially offset by an approximate 3% benefit from acquisitions.
Gross profit for the fourth quarter of fiscal 2020 decreased $20 million to $375 million compared with $395 million in the prior-year period, due to unfavorable price/mix and the lower sales volume, partially offset by lower costs for certain inputs as well as the contributions from acquisitions. Fiscal 2020 fourth quarter gross profit margin of 42.1% remained unchanged compared with the prior-year period’s gross profit margin.
Selling, distribution, and administrative (“SD&A”) expenses for the fourth quarter of fiscal 2020 totaled $261 million, a decrease of $3 million compared with the prior-year period. The decrease in SD&A expense in the fourth quarter was due primarily to decreased freight associated with lower sales volume along with a reduction in costs across multiple expense categories as the Company adjusted spending in response to the lower net sales and realized benefits from recent streamlining activities. The decrease in SD&A expenses was partially offset by the additional costs from recent acquisitions, including commissions, additional amortization of acquired intangibles, and employee costs. SD&A expenses for the fourth quarter of fiscal 2020 were 29.3% of net sales compared with 28.1% of net sales for the prior-year period. Adjusted SD&A expenses for the fourth quarter of fiscal 2020 totaled $244 million (27.4% of net sales) compared with $249 million, or 26.5% of net sales, in the prior-year period.
The Company recognized a pre-tax special charge of $8 million during the fourth quarter of fiscal 2020, which consisted primarily of lease asset impairment costs associated with planned reductions in the Company's real estate footprint as well as severance and employee-related charges related to initiatives to streamline the organization.

Press Release Exhibit 99.1

Operating profit for the fourth quarter of fiscal 2020 was $106 million, or 11.9% of net sales, compared with $130 million, or 13.9% of net sales, for the prior-year period. The decrease in operating profit was due to lower gross profit and increased special charges, partially offset by favorable SD&A expenses. Adjusted operating profit for the fourth quarter of fiscal 2020 was $131 million, or 14.7% of net sales, compared with $146 million, or 15.6% of net sales, for the prior-year period.
Fiscal 2020 Full-Year Results
Fiscal 2020 net sales of $3.3 billion decreased 9.4% compared with the prior-year period due to an estimated 12% decrease in volume partially offset by an approximate 3% benefit from acquisitions. The change in product prices and mix of products sold was approximately flat year over year. Operating profit for fiscal 2020 was $354 million compared with $463 million for the prior-year period, a decrease of $109 million, or 23.5%. Operating profit margin for fiscal 2020 decreased 200 basis points to 10.6% of net sales compared with 12.6% of net sales in the year-ago period. Net income for fiscal 2020 was $248 million, a decrease of $82 million, or 24.8%, compared with $330 million for the prior-year period. For fiscal 2020, diluted EPS decreased $2.02, or 24.4%, to $6.27 compared with $8.29 reported in the year-ago period.
Adjusted operating profit decreased by $72 million, or 13.6%, to $456 million for fiscal 2020 compared with $528 million for the prior-year period. Adjusted operating profit margin for fiscal 2020 decreased 70 basis points to 13.7% of net sales compared with 14.4% of net sales in the year-ago period. Adjusted net income for fiscal 2020 was $327 million compared with $381 million in the prior-year period, a decrease of $54 million, or 14.2%. Adjusted diluted EPS for fiscal 2020 decreased $1.30, or 13.6%, to $8.27 compared with $9.57 for the prior-year period.
Cash Flows
Net cash provided by operating activities totaled $505 million during fiscal 2020 compared with $495 million in the prior-year period, an increase of $10 million, or 2.0%. Free cash flow (net cash provided by operating activities less capital expenditures) increased $8 million to $450 million for fiscal 2020. Cash and cash equivalents on August 31, 2020 totaled $561 million, an increase of $100 million since the end of fiscal 2019. During the fourth quarter of fiscal 2020, the Company paid $69 million in cash to repurchase shares of its common stock under its previously authorized stock repurchase program.
Outlook
Mr. Ashe commented, “We continued to demonstrate the durability of our business and our ability to generate cash despite challenging market conditions. We believe the uncertainty around the economic recovery due to the COVID-19 pandemic remains and, as a result, we expect weakness in nonresidential building activity based on current construction indicators. As we look forward to fiscal 2021, we see an opportunity to leverage our expanded product portfolio in lighting, lighting controls, and intelligent buildings along with our investment in our digital transformation to expand market share.”
Conference Call
As previously announced, the Company will host a conference call to discuss fourth quarter results today, October 8, 2020, at 10:00 a.m. ET. Interested parties may listen to this call live today or hear a replay at the Company's Web site: www.acuitybrands.com.

Press Release Exhibit 99.1

About Acuity Brands
Acuity Brands, Inc. (NYSE: AYI) is a market-leading industrial technology company. The Company designs, manufactures, and brings to market products and services that make the world more brilliant, productive, and connected including building management systems, lighting, lighting controls, and location-aware applications. Acuity Brands achieves growth through the development of innovative new products and services.
Through the Acuity Business System, Acuity Brands achieves customer-focused efficiencies that allow the Company to increase market share and deliver superior returns. The Company looks to aggressively deploy capital to grow the business and to enter attractive new verticals.
Acuity Brands is based in Atlanta, Georgia, with operations across North America, Europe, and Asia. The Company is powered by over 10,000 dedicated and talented associates. Visit us at www.acuitybrands.com.
Non-GAAP Financial Measures
This news release includes the following non-Generally Accepted Accounting Principles (GAAP) financial measures: “adjusted gross profit,” “adjusted gross profit margin,” “adjusted SD&A expenses,” “adjusted SD&A expenses as a percent of net sales,” “adjusted operating profit,” “adjusted operating profit margin,” “adjusted net income,” “adjusted diluted EPS,” and “free cash flow (FCF)”. These non-GAAP financial measures are provided to enhance the reader's overall understanding of the Company's current financial performance and prospects for the future. Specifically, management believes that these non-GAAP measures provide useful information to investors by excluding or adjusting items for manufacturing inefficiencies, acquisition-related items, amortization of acquired intangible assets, share-based payment expense, and special charges for lease asset impairment costs and severance and employee-related charges related to initiatives to streamline the organization. FCF is provided to enhance the reader’s understanding of the Company’s ability to generate additional cash from its business. Management typically adjusts for these items for internal reviews of performance and uses the above non-GAAP measures for baseline comparative operational analysis, decision making, and other activities. Management believes these non-GAAP measures provide greater comparability and enhanced visibility into the Company’s results of operations as well as comparability with many of its peers, especially those companies focused more on technology and software. Non-GAAP financial measures included in this news release should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP. The most directly comparable GAAP measures for adjusted gross profit and adjusted gross profit margin are “gross profit” and “gross profit margin,” respectively, which include the impact of manufacturing inefficiencies and acquisition-related items. The most directly comparable GAAP measures for adjusted SD&A expenses and adjusted SD&A expenses as a percent of net sales are “SD&A expenses” and “SD&A expenses as a percent of net sales,” which include amortization of acquired intangible assets, share-based payment expense, and acquisition-related items. The most directly comparable GAAP measures for adjusted operating profit and adjusted operating profit margin are “operating profit” and “operating profit margin,” respectively, which include the impact of manufacturing inefficiencies, acquisition-related items, amortization of acquired intangible assets, share-based payment expense, and special charges. The most directly comparable GAAP measures for adjusted net income and adjusted diluted EPS are “net income” and “diluted EPS,” respectively, which include the impact of manufacturing inefficiencies, acquisition-related items, amortization of acquired intangible assets, share-based payment expense, and special charges. The most directly comparable GAAP measure for FCF is “cash flow from operations.” A reconciliation of each measure to the most directly comparable GAAP measure is available in this news release. The Company’s non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies, have limitations as an analytical tool, and should not be considered in isolation or as a substitute for GAAP financial measures.

Press Release Exhibit 99.1

Forward-Looking Information
This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that may be considered forward-looking include statements incorporating terms such as “expects,” “believes,” “intends,” “estimates”, “forecasts,” “anticipates,” “could,” “may,” “should,” “suggests,” “remain,” and similar terms that relate to future events, performance, or results of the Company and specifically include statements made in this press release regarding: our continued ability to generate cash despite challenging market conditions; uncertainty around the economic recovery due to the COVID-19 pandemic; our belief that the market will continue to see weakness in nonresidential building activity based on current construction indicators; and the belief that we see an opportunity to leverage our expanded product portfolio in lighting, lighting controls and intelligent buildings along with the Company’s investment in its digital transformation to expand market share. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the historical experience of the Company and management's present expectations or projections. The risks and uncertainties that could cause actual results to differ materially from those expressed in our forward-looking statements are more fully described in the Company’s SEC filings including risks discussed in Part I, “Item 1a. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended August 31, 2019, and Part II, “Item 1a. Risk Factors” in the Company’s Form 10-Q for the quarterly period ended May 31, 2020. The discussion of those risks is specifically incorporated herein by reference. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them considering new information or future events.

Press Release Exhibit 99.1

ACUITY BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	August 31,
	2020	2019
	(Preliminary)
ASSETS
Current assets:
Cash and cash equivalents	$560.7	$461.0
Accounts receivable, less reserve for doubtful accounts of $2.6 and $1.0, respectively	500.3	561.0
Inventories	320.1	340.8
Prepayments and other current assets	58.6	79.0
Total current assets	1,439.7	1,441.8
Property, plant, and equipment, net	270.5	277.3
Other long-term assets	1,781.5	1,453.3
Total assets	$3,491.7	$3,172.4
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$326.5	$338.8
Current maturities of debt	24.3	9.1
Other accrued liabilities	266.8	248.2
Total current liabilities	617.6	596.1
Long-term debt	376.8	347.5
Other long-term liabilities	369.8	309.9
Total stockholders’ equity	2,127.5	1,918.9
Total liabilities and stockholders’ equity	$3,491.7	$3,172.4

Press Release Exhibit 99.1

ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In millions, except per-share data)

	Three Months Ended		Year Ended
	August 31,		August 31,
	2020 (Unaudited)	2019 (Unaudited)	2020 (Preliminary)	2019
Net sales	$891.2	$938.1	$3,326.3	$3,672.7
Cost of products sold	516.1	543.4	1,923.9	2,193.0
Gross profit	375.1	394.7	1,402.4	1,479.7
Selling, distribution, and administrative expenses	261.0	263.9	1,028.5	1,015.0
Special charges	8.2	0.5	20.0	1.8
Operating profit	105.9	130.3	353.9	462.9
Other expense:
Interest expense, net	3.9	7.7	23.3	33.3
Miscellaneous expense, net	4.4	2.1	5.9	4.7
Total other expense	8.3	9.8	29.2	38.0
Income before income taxes	97.6	120.5	324.7	424.9
Income tax expense	23.9	24.4	76.4	94.5
Net income	$73.7	$96.1	$248.3	$330.4

Earnings per share:
Basic earnings per share	$1.88	$2.43	$6.29	$8.32
Basic weighted average number of shares outstanding	39.3	39.6	39.5	39.7
Diluted earnings per share	$1.87	$2.42	$6.27	$8.29
Diluted weighted average number of shares outstanding	39.5	39.7	39.6	39.8
Dividends declared per share	$0.13	$0.13	$0.52	$0.52

Comprehensive income:
Net income	$73.7	$96.1	$248.3	$330.4
Other comprehensive income (loss) items:
Foreign currency translation adjustments	27.5	1.1	11.9	(11.5)
Defined benefit plans, net of tax	1.4	(30.4)	6.8	(25.1)
Other comprehensive income (loss) items, net of tax	28.9	(29.3)	18.7	(36.6)
Comprehensive income	$102.6	$66.8	$267.0	$293.8

Press Release Exhibit 99.1

ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Year Ended August 31,
	2020 (Preliminary)	2019
Cash flows from operating activities:
Net income	$248.3	$330.4
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	101.1	88.3
Share-based payment expense	38.2	29.2
Loss on the sale or disposal of property, plant, and equipment	0.3	0.9
Asset impairments	8.8	—
Deferred income taxes	(6.7)	9.3
Accounts receivable	74.5	97.7
Inventories	38.0	70.8
Prepayments and other current assets	12.9	(34.0)
Accounts payable	(19.6)	(111.5)
Other	9.0	13.6
Net cash provided by operating activities	504.8	494.7
Cash flows from investing activities:
Purchases of property, plant, and equipment	(54.9)	(53.0)
Proceeds from sale of property, plant, and equipment	0.2	—
Acquisition of businesses, net of cash acquired	(303.0)	(2.9)
Other investing activities	(2.1)	2.9
Net cash used for investing activities	(359.8)	(53.0)
Cash flows from financing activities:
Borrowings on credit facility	400.0	86.5
Repayments of borrowings on credit facility	(5.0)	(86.5)
Repayments of long-term debt	(350.7)	(0.4)
Repurchases of common stock	(69.3)	(81.6)
Proceeds from stock option exercises and other	0.9	0.6
Payments of taxes withheld on net settlement of equity awards	(5.4)	(6.0)
Dividends paid	(20.8)	(20.8)
Net cash used for financing activities	(50.3)	(108.2)
Effect of exchange rate changes on cash and cash equivalents	5.0	(1.6)
Net change in cash and cash equivalents	99.7	331.9
Cash and cash equivalents at beginning of year	461.0	129.1
Cash and cash equivalents at end of year	$560.7	$461.0

Press Release Exhibit 99.1

ACUITY BRANDS, INC.
DISAGGREGATED NET SALES
(In millions)
The following table shows net sales by channel for the three months and years ended August 31, 2020 and 2019.

	Three Months Ended August 31,		Year Ended August 31,
	2020 (Unaudited)	2019 (Unaudited)	2020 (Preliminary)	2019
Independent sales network	$643.7	$645.3	$2,442.9	$2,519.2
Direct sales network	86.1	97.5	311.0	381.0
Retail sales	56.7	52.8	214.9	270.3
Corporate accounts	65.9	92.5	193.6	314.2
Other	38.8	50.0	163.9	188.0
Total	$891.2	$938.1	$3,326.3	$3,672.7

Certain prior-period amounts have been reclassified to conform to the current year presentation.

Press Release Exhibit 99.1

ACUITY BRANDS, INC.
Reconciliation of Non-U.S. GAAP Measures
The tables below reconcile certain GAAP financial measures to the corresponding non-GAAP measures:

(In millions except per share data)	Three Months Ended August 31,
	2020		2019		Increase (Decrease)	Percent Change
Net sales	$891.2		$938.1		$(46.9)	(5.0)%

Gross profit (GAAP)	$375.1		$394.7		$(19.6)	(5.0)%
Percent of net sales		42.1%		42.1%	—	bps

Selling, distribution, and administrative (SD&A) expenses (GAAP)	$261.0		$263.9		$(2.9)	(1.1)%
Percent of net sales		29.3%		28.1%	120	bps
Less: Amortization of acquired intangible assets	(10.9)		(7.7)
Less: Share-based payment expense	(5.7)		(6.3)
Less: Acquisition-related items (1)	—		(1.3)
Adjusted SD&A expenses (Non-GAAP)	$244.4		$248.6		$(4.2)	(1.7)%
Percent of net sales		27.4%		26.5%	90	bps

Operating profit (GAAP)	$105.9		$130.3		$(24.4)	(18.7)%
Percent of net sales		11.9%		13.9%	(200)	bps
Add-back: Amortization of acquired intangible assets	10.9		7.7
Add-back: Share-based payment expense	5.7		6.3
Add-back: Acquisition-related items (1)	—		1.3
Add-back: Special charges	8.2		0.5
Adjusted operating profit (Non-GAAP)	$130.7		$146.1		$(15.4)	(10.5)%
Percent of net sales		14.7%		15.6%	(90)	bps

Net income (GAAP)	$73.7		$96.1		$(22.4)	(23.3)%
Add-back: Amortization of acquired intangible assets	10.9		7.7
Add-back: Share-based payment expense	5.7		6.3
Add-back: Acquisition-related items (1)	—		1.3
Add-back: Special charges	8.2		0.5
Total pre-tax adjustments to net income	24.8		15.8
Income tax effects	(5.7)		(2.9)
Adjusted net income (Non-GAAP)	$92.8		$109.0		$(16.2)	(14.9)%

Diluted earnings per share (GAAP)	$1.87		$2.42		$(0.55)	(22.7)%
Adjusted diluted earnings per share (Non-GAAP)	$2.35		$2.75		$(0.40)	(14.5)%
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(1) Acquisition-related items include professional fees.

Press Release Exhibit 99.1

(In millions, except per share data)	Year Ended August 31,
	2020		2019		Increase (Decrease)	Percent Change
Net sales	$3,326.3		$3,672.7		$(346.4)	(9.4)%

Gross profit (GAAP)	$1,402.4		$1,479.7		$(77.3)	(5.2)%
Percent of net sales		42.2%		40.3%	190	bps
Add-back: Manufacturing inefficiencies (1)	—		0.9
Add-back: Acquisition-related items (2)	1.2		1.2
Adjusted gross profit (Non-GAAP)	$1,403.6		$1,481.8		$(78.2)	(5.3)%
Percent of net sales		42.2%		40.3%	190	bps

Selling, distribution, and administrative (SD&A) expenses (GAAP)	$1,028.5		$1,015.0		$13.5	1.3%
Percent of net sales		30.9%		27.6%	330	bps
Less: Amortization of acquired intangible assets	(41.7)		(30.8)
Less: Share-based payment expense	(38.2)		(29.2)
Less: Acquisition-related items (2)	(1.3)		(1.3)
Adjusted SD&A expenses (Non-GAAP)	$947.3		$953.7		$(6.4)	(0.7)%
Percent of net sales		28.5%		26.0%	250	bps

Operating profit (GAAP)	$353.9		$462.9		$(109.0)	(23.5)%
Percent of net sales		10.6%		12.6%	(200)	bps
Add-back: Amortization of acquired intangible assets	41.7		30.8
Add-back: Share-based payment expense	38.2		29.2
Add-back: Manufacturing inefficiencies (1)	—		0.9
Add-back: Acquisition-related items (2)	2.5		2.5
Add-back: Special charges	20.0		1.8
Adjusted operating profit (Non-GAAP)	$456.3		$528.1		$(71.8)	(13.6)%
Percent of net sales		13.7%		14.4%	(70)	bps

Net income (GAAP)	$248.3		$330.4		$(82.1)	(24.8)%
Add-back: Amortization of acquired intangible assets	41.7		30.8
Add-back: Share-based payment expense	38.2		29.2
Add-back: Manufacturing inefficiencies (1)	—		0.9
Add-back: Acquisition-related items (2)	2.5		2.5
Add-back: Special charges	20.0		1.8
Total pre-tax adjustments to net income	102.4		65.2
Income tax effect	(23.4)		(14.2)
Adjusted net income (Non-GAAP)	$327.3		$381.4		$(54.1)	(14.2)%

Diluted earnings per share (GAAP)	$6.27		$8.29		$(2.02)	(24.4)%
Adjusted diluted earnings per share (Non-GAAP)	$8.27		$9.57		$(1.30)	(13.6)%
______________________________
(1) Incremental costs incurred due to manufacturing inefficiencies directly related to the closure of a facility.
(2) Acquisition-related items include profit in inventory and professional fees.

Press Release Exhibit 99.1

	Year Ended August 31,
	2020	2019	Increase (Decrease)	Percent Change
Net cash provided by operating activities (GAAP)	$504.8	$494.7	$10.1	2.0%
Less: Purchases of property, plant, and equipment	(54.9)	(53.0)
Free cash flow (Non-GAAP)	$449.9	$441.7	$8.2	1.9%

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Company Contact
Pete Shannin
Acuity Brands, Inc.
Pete.Shannin@acuitybrands.com
(770) 860-2873